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                                                                    EXHIBIT 10.5


                      AMENDED AND RESTATED STOCK AGREEMENT


     THIS AGREEMENT, made this 26th day of May 2000, by and between John Damoose, an individual currently residing at 11871 Snowfield Court, Traverse City, Michigan 49686 ("DAMOOSE"), AmeriVision Communications, Inc., an Oklahoma corporation maintaining business offices at 5900 Mosteller Drive, Suite 1800, Oklahoma City, Oklahoma 73112, and each successor in interest (collectively the "COMPANY"), and Tracy Freeny, ("STOCKHOLDER"), hereby amends and restates in full the Stock Agreement by and between the same parties dated as of May 24, 1999, and this Agreement is effective as of such date.


                             BACKGROUND INFORMATION

     The Company wishes to obtain the continued services of Damoose as a director of the Company and to create over time a shareholding in the Company by Damoose for the mutual benefit of Damoose and the Company. Stockholder supports the election of Damoose as a director and wishes to support his continued service as set forth below. Damoose is willing to serve as a director of the Company on the terms and conditions set forth below.

                              OPERATIVE PROVISIONS

1.   Commencement Date.

     Stockholder pledges that effective as of May 24, 1999 (the "COMMENCEMENT DATE"), the Stockholder will vote in favor of and use his best efforts to ensure the election of Damoose to the Board of Company and otherwise pledge to use his best efforts to ensure that the Company agrees to the terms of this Agreement. If the Company, prior to, on or subsequent to the Commencement Date, effects a merger with and into another entity such that it then has no continuing legal existence, the Stockholder shall, in connection with the consummation of such transaction, ensure to the extent possible that the surviving entity assumes the obligations described hereunder. To the extent that such an assumption is undertaken, references herein to the Company shall also be deemed to refer to the party assuming its obligations hereunder.

2.   Duties.

     Damoose agrees in good faith to perform those duties normally associated with being a director of similar companies including attendance at board and committee meetings as designated by the Board. In addition to board and committee meetings, such duties shall also include limited consulting advisory assistance, including sales proposals, meetings with charities, marketing strategy, television network and programming development, and raising equity or other funding for Company. In recognition of these services Company agrees to compensate Damoose as described below in Section 3 Stock Bonus and Section 4 Stock Option Grant.


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3.   Stock Bonus.

     In connection with the execution, delivery and performance of this Agreement, the Company shall on July 1, 2000 grant to Damoose stock in the Company representing an amount equal to one-half percent (1/2%) of the shares of the Company's common stock that are issued and outstanding as of the close of business on the date preceding the Commencement Date; determined on a fully diluted basis inclusive of shares reserved for issuance upon (a) the complete exercise of all then outstanding option, warrant or rights grants (inclusive of the shares to be made the subject of Damoose's option grant herein described) and employee stock incentive plans, (b) the conversion of then outstanding preferred shares or convertible debt instruments into shares of the Company's common stock, or (c) the consummation of any then-authorized stock split or stock dividend provided that if at the time of such intended issuance the Company constitutes a subsidiary of another corporation or its corporate existence has been terminated as a result of its merger into or consolidation with another corporation, then Damoose shall receive certificate(s) representing an identical ownership interest in the ultimate parent of the Company or of the survivor of any such merger or consolidation, or, if no such parent shall then exist, then in the survivor of the merger or consolidation. The value of each such share as of the date of issuance or date of vesting, as applicable, shall be determined by the issuer's board of directors. The shares shall vest (i) as to 50% of the shares on July 1, 2000 and (ii) as to an additional 25% of the shares on each of July 1, 2001 and July 1, 2002, provided as to each such date that Damoose continues his service to the Company. Damoose shall receive from the Company one or more certificates, registered in his name, representing each installment of vested shares on the vesting date of such shares. In addition, the Company shall pay at the time of each such vesting a cash bonus to Damoose equal to an amount such that after the payment by Damoose of all federal, state and local income taxes, self-employment, taxes or other taxes (including any interest or penalties, arising from the actions or inactions of the Company, imposed with respect thereto) ("INCOME TAXES") imposed on the receipt of the stock being vested and on such bonus, Damoose retains an amount of the bonus equal to the Income Taxes imposed on him by the vesting of the stock and by the bonus payments.

4.   Stock Option Grant.

     Damoose is hereby granted a non-qualified option (the "OPTION") to acquire from the Company authorized but unissued shares of its common stock in a quantity equal to one percent (1%) of the Company's then issued and outstanding common stock, to be determined on a fully diluted basis inclusive of shares reserved for issuance upon (a) the complete exercise of all then outstanding option, warrant or rights grants (inclusive of the shares to be made the subject of Damoose's option grant herein described) and employee stock incentive plans,
(b) the conversion of then outstanding preferred shares or convertible debt instruments into shares of the Company's common stock, or (c) the consummation of any then-authorized stock split or stock dividend provided that if at the time of such intended issuance the Company constitutes a subsidiary of another corporation or its corporate existence has been terminated as a result of its merger into or consolidation with another corporation, then Damoose shall receive certificate(s) representing an identical ownership interest in the ultimate parent of the Company or of the survivor of any such merger or consolidation, or, if no such parent shall then exist, then in the survivor of the merger or consolidation. The exercise price of each share the subject of the Option grant shall in


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consideration of Damoose's prior commitments to the Company be the fair value at
February 1, 1998 as determined by the Company's Board of Directors, and on the condition that Damoose is then a director of the Company, the date upon which exercise of incremental portions of the Option may commence shall be determined in the following manner:


The following percentage          shall be exercisable
  of the Option shares                 commencing
------------------------          --------------------
           25%                       on July 1, 1999
           25%                        July 1, 2000
           25%                        July 1, 2001
           25%                        July 1, 2002

and each exercise right shall continue in force for a period of five years following its commencement, irrespective of Damoose's subsequent status with the Company. Further, on the date of any sale of all or substantially all of the Company's assets or any merger or consolidation transaction as the result of which the Company is not the surviving entity (other than any merger effected for the principal purpose of reincorporation in another jurisdiction or for another purpose not resulting in at least a 30% change in the ultimate beneficial ownership of the Company), Damoose (or, in the event of his legal incapacity, his legal representative(s)) shall also be entitled to exercise the Option as to all shares then otherwise ineligible for exercise, and within the six-month period following his death, Damoose's representative(s) or Beneficiary(ies) shall be entitled to exercise the Option as to one-half of all shares which would otherwise be ineligible for acquisition as of the date of his death. Shares made the subject of the Option grant as to which no exercise right shall have commenced on the date of Damoose's termination as a board member, shall be returned to the status of authorized but unreserved shares and shall no longer be available for acquisition by Damoose.

5.   Proprietary Interests.

     During or after the expiration of his term as a director with the Company, Damoose shall not communicate or divulge to, or use for the benefit of, any individual, association, partnership, trust, corporation or other entity except the Company, any proprietary or confidential information of the Company received by Damoose by virtue of such directorship, without first being in receipt of the Company's written consent to do so and in compliance with the terms of any other confidentiality or non-competition agreement which Damoose may hereafter execute with the Company; provided that nothing contained herein shall restrict Damoose's use or disclosure of such information known to the public (other than that which he may have disclosed in breach of this Agreement), or as required by law (so long as Damoose gives the Company prior notice of such required disclosure).


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6.   Remedies for Breach of Obligations.

     a. Injunctive Relief. The parties agree that the services of Damoose are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Company. They further agree that in the course of performing his Services, Damoose will have access to various types of proprietary information of the Company, which, if released to others or used by Damoose other than for the benefit of the Company, in either case without the Company's consent, could cause the Company to suffer irreparable and continuing injury. Therefore, the confidentiality obligations of Damoose established under Section 5 hereof shall be enforceable by the Company both at law and in equity, by injunction, specific performance, damages or other remedy; and the right of the Company to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

     b. Arbitration. In the event of any dispute between the parties under or relating to this Agreement, such dispute shall be submitted to and settled by arbitration in Oklahoma County, Oklahoma, in accordance with the rules and regulations of the American Arbitration Association then in effect. The arbitrator(s) shall have the right and authority to determine how their award or decision as to each issue and matter in dispute may be implemented or enforced. Any decision or award shall be final and conclusive on the parties; there shall be no appeal therefrom other than for claimed bias, fraud or misconduct by the arbitrator(s); judgment upon any award or decision may be entered in any court of competent jurisdiction in the State of Oklahoma or elsewhere; and the parties hereto consent to the application by any party in interest to any court of competent jurisdiction for confirmation or enforcement of such award. The party against whom a decision is made shall pay the fees of the American Arbitration Association. Notwithstanding the foregoing, the Company, at its sole option shall be entitled to enforce its rights, as contemplated by Section 6a hereof, to injunctive and other equitable relief in the event of a breach of Section 5 hereof or of any material term of a confidentiality or non-competition agreement to which the Company and Damoose shall then be parties, either by arbitration pursuant to this Section 6b, or directly in any court of competent jurisdiction.


7.   Miscellaneous Provisions.

     a. Notice: All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given to the recipient party if furnished by hand delivery; by sending a copy thereof by first class or express mail, postage prepaid, or by courier service (with charges prepaid), in each case to the address indicated above or to such other address as the recipient shall have provided in accordance with the terms hereof; or by sending a copy thereof by whatever telecopier service the recipient shall have designated below (or by subsequent notice provided in accordance with the terms hereof). If the notice is sent by mail or courier service, it shall be deemed to have been given to the recipient when deposited in the United States mail or courier service for delivery to that party; or if by telecopier, when the sending party is in receipt of documentary evidence that the transmission has been successfully completed. Whenever the furnishing of notice is required, the same may be waived by the party entitled to receive such notice.


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     b. Assignability: The Company may assign this Agreement to, and only to, an entity owned more than 50% by the Company (directly or indirectly), and which acquires all or substantially all of the Company's business, and upon such assignment this Agreement shall inure to the benefit of and be binding upon such entity. Neither this Agreement nor any right or interest hereunder shall be assignable by Damoose, but shall inure to the benefit of and be binding upon him, his Beneficiaries and legal representatives.

     c. Nontransferability of Option: The Option is not transferable by Damoose otherwise than by will or the laws of descent and distribution. During Damoose's lifetime, only Damoose may exercise the Option. This Option may not be transferred, assigned, pledged, hypothecated, or otherwise disposed by Damoose during his lifetime, whether by operation of law or otherwise, and is not subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of this Option contrary to the provisions hereof, and the levy of an attachment or similar process upon the Option, shall be null and void and without effect. The Company shall have the right to terminate the Option in the event of such attempted transfer, assignment, pledge, hypothecation, or other disposition, or levy of attachment or similar process, by notice to that effect to Damoose, provided, however, that termination of the Option hereunder shall not prejudice any rights or remedies which the Company may have under this Agreement or otherwise.

     d. Restrictions on the Transferability of Shares: The shares of common stock of the Company received under Section 3 above are not transferable other than after they have vested in accordance with such Section or by will or the laws of descent and distribution, or as set forth in this Section 7. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any such shares contrary to the provisions hereof shall be null and void and without effect. The certificate(s) evidencing such shares described in Section 3 shall bear a legend indicating that the transferability of the shares is governed by this Agreement.

     e. Entire Agreement: This Agreement, and any other document referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequently to the date hereof and duly approved and executed by each of the parties hereto. This Agreement supersedes the Stock Agreements dated June 4, 1998 and May 24, 1999 between Damoose and the Company.

     f. Enforceability: If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

     g. Governing Law. This Agreement shall be deemed to have been made in and shall be construed and interpreted in accordance with the laws of the State of Oklahoma without giving effect to principles of conflicts of laws.


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     h. Counterparts: This Agreement may be executed by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     i. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

     j. Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance or any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

     k. Adjustments: In the event of any change in the common stock of the Company by reason of a stock dividend, forward or reverse stock split, recapitalization, corporate merger or combination, exchange of shares with another corporation, or a substantially similar event which dilutes the value of or otherwise adversely affects such stock or the ability of Damoose to exercise his Option rights, granted under Section 4 above, in accordance with the terms of this Agreement (each a "CORPORATE FINANCE TRANSACTION"), the number of shares made the subject of Damoose's Option and the price at which each share is subject to purchase by Damoose shall be adjusted appropriately to ensure that the shares will be subject to acquisition by Damoose at a price and upon terms commensurate to those herein set forth. Moreover, the Company shall be required to notify Damoose promptly following its approval of a Corporate Finance Transaction, and to provide Damoose with the right to effect an exercise of the Option within whatever period of time then precedes the scheduled consummation of such Transaction.

     l. Board of Directors: For five years, Stockholder agrees to vote his shares of the Company in favor of election of Damoose as a director of the Company or any controlled or affiliated entity.


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     IN WITNESS WHEREOF, the parties have executed this Agreement.





                                    By: /s/ Tracy Freeny
                                       -----------------------------------------
                                             Tracy Freeny, Stockholder



                                    By: /s/ John Damoose
                                       -----------------------------------------
                                             John Damoose


                                    AmeriVision Communications, Inc.



                                    By: /s/ Stephen D. Halliday
                                       -----------------------------------------
                                    Stephen D. Halliday, Chief Executive Officer





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